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                                                                     EXHIBIT 2.1

                         FORM OF CONTRIBUTION AGREEMENT

                  THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of February [ ], 2005 by and between [NAME OF CONTRIBUTOR], a [TYPE OF ENTITY] (the "Contributor"), and Valor Communications Group, Inc., a Delaware corporation("Newco").

                  WHEREAS, pursuant to the contractual rights granted to them, certain members of Valor Telecommunications, LLC, a Delaware limited liability company (the "Company"), Valor Telecommunications Southwest, LLC, a Delaware limited liability company ("SWI"), and Valor Telecommunications Southwest II, LLC, a Delaware limited liability company ("SWII" and together with the Company and SWI, the "Companies"), have determined that there should be an initial public offering of the securities of Newco as a means to accomplish an initial public offering of the business enterprise that is conducted collectively by the Companies;

                  WHEREAS, Newco intends to make an initial public offering (the "IPO") of shares of Newco's common stock, par value $0.0001 per share (the "Common Stock"), pursuant to an effective registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement");

                  WHEREAS, in order to implement the IPO and pursuant to the terms of their respective limited liability company agreements, the Company, SWI and SWII will each become a wholly-owned subsidiary of Newco pursuant to the series of transactions that are described in Annex A attached hereto (the "Reorganization");

                  WHEREAS, the Contributor currently owns [TYPE OF EQUITY INTEREST] in [VALOR ENTITY]; and

                  WHEREAS, in order to consummate Step [ ] of the Reorganization, the parties hereto desire to enter into this Agreement in order to provide for the contribution by the Contributor of the Contributed Units (as defined below) to Newco in exchange for the consideration set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                           1. DEFINITIONS. The following terms are defined as
                  follows:

                  "Closing Date" means the date on which the shares of Common Stock that are to be sold to the underwriters in connection with the IPO are actually sold by Newco to such underwriters.

                  "Consideration" means the shares of Common Stock that are issued to the Contributor pursuant to Section 2 hereof.
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                  "Contributed Units" means all of the [TYPE OF EQUITY INTEREST]
in [VALOR ENTITY] owned by the Contributor.

                           2. CONTRIBUTIONS TO NEWCO. Immediately prior to the
                  consummation of the IPO, the Contributor hereby sells, assigns and transfers (the "Contribution") the Contributed Units to Newco, and Newco hereby accepts the Contributed Units. In exchange for the Contribution, on the Closing Date Newco shall issue to the Contributor the number of shares of Common Stock set forth opposite the Contributor's name on Schedule A attached hereto under the column labeled "Common Stock".

                           3. REPRESENTATIONS AND WARRANTIES BY THE CONTRIBUTOR.
                  The Contributor hereby represents and warrants to Newco that:

                           (a) Ownership. The Contributor owns beneficially and
                  of record all of the Contributed Units to be transferred hereunder, free and clear of any taxes, liens, security interests, transfer restrictions, options, purchase rights or other encumbrances. Other than the Contributed Units, the Contributor does not own beneficially or of record any other interests, units, other equity or debt securities of [VALOR ENTITY] or any options, warrants or other rights convertible into or exchangeable for or otherwise representing the right to acquire any equity or debt securities of [VALOR ENTITY]. The Contributor acknowledges that the Consideration to be received by the Contributor is consideration for all of the Contributor's rights, title and interest in [VALOR ENTITY] and that any such interest that should have been transferred pursuant to this Agreement that is later discovered promptly shall be transferred by the Contributor to Newco for no additional consideration;

                           (b) Due Authorization. The Contributor has full power
                  and authority (including full corporate or other entity power and authority, if applicable) to execute, deliver and perform its obligations under this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms;

                           (c) Conflicts. The execution, delivery and
                  performance of this Agreement by the Contributor does not and will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Contributor is subject or any provision of its charter, bylaws, or other governing documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Contributor is a party or by which the Contributor is bound or to which any of the Contributor's assets is subject, or (iii) result in the imposition or creation of a lien or security interest upon or with respect to the Contributed Units;

                           (d) Sophisticated Investor. The Contributor is
                  sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Consideration to be acquired by it pursuant to this Agreement;


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                           (e) Access to Information. The Contributor has had an
                  opportunity to ask questions and receive answers concerning the terms and conditions of the IPO, the Reorganization and the issuance of the Consideration and has had full access to such other information concerning Newco, the Companies and their subsidiaries as the Contributor has requested. The Contributor hereby represents and warrants that it has received and reviewed the version of the Registration
                  Statement filed with the Securities and Exchange Commission on January ___, 2005;

                           (f) Valuation Report. The Contributor hereby
                  acknowledges receipt of (i) the valuation report of Houlihan Lokey Howard & Zukin ("HLHZ") that provides HLHZ's opinion regarding the range of values that the holders of the membership units of each of the Companies (the "Holders") might expect to receive based upon different enterprise valuation assumptions and the fairness of the consideration to be received by the Holders in connection with the Reorganization and the IPO, and (ii) the [DISTRIBUTION REPORT] of HLHZ that provides, based on the [IPO VALUATION], HLHZ's calculation and confirmation of the allocation of the value of the Common Stock to be received by the Holders in connection with the Reorganization among such Holders in a manner that gives effect to the relative value of each of the Companies and the relative ownership interests of each of the Holders in each of the Companies. The Contributor further acknowledges that the allocation of value of the Consideration received by the Contributor hereunder is fair and reasonable, is consistent with the distribution provisions contained in the LLC Agreements and that such Contributor, apart from payment of the Consideration as contemplated by this Agreement, has no further rights to any distributions or other payments with respect to the LLC Agreements. Such Contributor hereby releases and discharges each of the Companies and each of their respective subsidiaries and each of their respective former or present employees, officers, directors, equityholders and agents and waives any and all claims, rights and causes of action of any kind or nature whatsoever that such Contributor may have had or may now have to the contrary; and

                           (g) Reorganization. The Contributor hereby
                  acknowledges that the Reorganization involves a series of steps as described in Annex A and the transactions contemplated by this Agreement constitute Step [ ] of the Reorganization referred to in Annex A, and represents that it is the intention of the Contributor that the various steps set forth in Annex A are consummated in the sequence set forth therein.

                           4. REPRESENTATIONS AND WARRANTIES BY NEWCO. Newco
                  hereby represents and warrants to the Contributor that:

                           (a) Organization; Good Standing. Newco is a
                  corporation duly organized, validly existing, and in good standing under the Delaware General Corporation Law, as amended (the "DGCL"), and has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and carry out the provisions of this Agreement and to issue the Consideration;


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                           (b) Due Authorization. Newco has full corporate power
                  and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms;

                           (c) Valid Issuance of Consideration. The
                  Consideration, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, and will be free of restrictions on transfer other than restrictions on transfer contained in Newco's Certificate of Incorporation and bylaws, and under applicable state and federal securities laws. The Consideration when so issued will be duly authorized, fully paid and non-assessable;

                           (d) Conflicts. The execution, delivery and
                  performance of this Agreement by Newco, including the authorization, issuance and delivery of the Consideration, does not and will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Newco is subject or any provision of its Certificate of Incorporation, bylaws, or other governing documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Newco is a party or by which Newco is bound or to which any of Newco's assets is subject, or (iii) result in the imposition or creation of a lien or security interest upon or with respect to the Consideration; and

                           (e) Reorganization. Newco hereby acknowledges that
                  the Reorganization involves a series of steps as described in Annex A and the transactions contemplated by this Agreement constitute Step [ ] of the Reorganization referred to in Annex A, and represents that it is the intention of Newco that the various steps set forth in Annex A are consummated in the sequence set forth therein. Newco agrees to take such actions as are set forth in Annex A, including the acceptance of the transfers made by the various Holders pursuant to the Reorganization.

                           5. TAX MATTERS. The Contributor and Newco intend that
                  the Contribution be characterized as an "exchange" underSectio 51(a) of the Internal Revenue Code of 1986, as amended, and neither the Contributor nor Newco will take any position to the contrary on any federal, state, local or foreign tax return or report.

                           6. FURTHER ASSURANCES. From time to time following
                  the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery (including the delivery by the Contributor to Newco of any certificates representing shares of capital stock of [VALOR ENTITY] that were not delivered to Newco on the Closing Date) and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.


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                           7. SEVERABILITY. Whenever possible, each provision of
                  this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                           8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All
                  representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by Newco or the Company or on their behalf or by the Contributor or on behalf of the Contributor.

                           9. INDEMNIFICATION.

                           (a) The Contributor hereby agrees to indemnify Newco
                  and hold Newco harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys' fees and expenses) incurred by Newco resulting from any breach of any representation, warranty, covenant or agreement made by the Contributor herein or in any instrument, agreement or document delivered to Newco pursuant hereto.

                           (b) Newco hereby agrees to indemnify the Contributor
                  and hold Contributor harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys' fees and expenses) incurred by the Contributor resulting from any breach of any representation, warranty, covenant or agreement made by Newco herein or in any instrument, agreement or document delivered to the Contributor pursuant hereto.

                           10. COMPLETE AGREEMENT. This Agreement embodies the
                  complete agreement and understanding among the parties hereto and supersedes, preempts and terminates all other prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent relating to the subject matter hereof.

                           11. COUNTERPARTS. This Agreement may be executed
                  (including by facsimile) in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

                           12. SUCCESSORS AND ASSIGNS. This Agreement is
                  intended to bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs and assigns. Neither party may assign this Agreement without the prior written consent of the other party.

                           13. NO THIRD PARTY BENEFICIARIES. There are no third
                  party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is


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                  intended to confer on any person other than the parties hereto other than their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities.

                           14. GOVERNING LAW; WAIVER OF JURY TRIAL. This
                  Agreement, and the rights of the parties under this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, that are applicable to contracts that are made in and to be fully performed in such state, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

                           15. REMEDIES. The parties hereto acknowledge and
                  agree that due to the unique nature of the transactions contemplated hereby money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief or specific performance, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

                           16. AMENDMENTS AND WAIVERS. Any provision of this
                  Agreement may be amended or waived only with the prior written consent of each of the parties hereto.

                                    * * * * *


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Contribution Agreement as of the date first written above.

                                                VALOR COMMUNICATIONS GROUP, INC.


                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                [NAME OF CONTRIBUTOR]

                                                By: ____________________________
                                                    Name:
                                                    Title:
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                                                                         ANNEX A

               SEQUENCE OF EVENTS CONSTITUTING THE REORGANIZATION

                                  See attached
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                                                                      SCHEDULE A

                       CONSIDERATION TO BE ISSUED BY NEWCO

          NAME OF CONTRIBUTOR                               COMMON STOCK
[NAME OF CONTRIBUTOR]                                                   [______]